UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2023

ALPHA PARTNERS TECHNOLOGY MERGER CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40677	98-1581691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Empire State Building

20 West 34th Street, Suite 4215

New York, NY 10001

(Address of principal executive offices, including Zip Code)

(212) 906-4480

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares included as part of the Units, par value $0.0001 per share	APTM	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	APTMW	The Nasdaq Stock Market LLC
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant to acquire one Class A ordinary share	APTMU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On December 27, 2023, Alpha Partners Technology Merger Corp. (the “Company”), Alpha Partners Technology Merger Sponsor LLC (“Alpha Partners Sponsor”) and Mercury Capital, LLC (“Mercury Capital”) entered into a purchase agreement (the “Purchase Agreement”), pursuant to which, at a closing on December 28, 2023 (the “Closing”), Mercury Capital (i) purchased 3,902,648 founder units of the Company from Alpha Partners Sponsor, each unit consisting of one Class B ordinary share (the “Class B shares”) and one-third of one redeemable warrant to acquire one Class B share, which founder units are subject to forfeiture in certain circumstances, and (ii) became entitled to 70% of 2,030,860 founder units that Alpha Partners Sponsor placed in escrow at the Closing to the extent such founder units are allocated to investors who hold and do not redeem their Class A ordinary shares of the Company at the time of the Company’s initial business combination, for an aggregate purchase price of $1.

Alpha Partners Sponsor and Mercury Capital each agreed to pay $112,500 in Extension Contributions (as defined in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on July 7, 2023) in each of December 2023 and January 2024. In addition, pursuant to the terms of the Purchase Agreement, Alpha Partners Sponsor agreed to pay, or cause its affiliates to pay, certain liabilities of the Company accrued and outstanding as of the Closing and will deliver founder units to Mercury Capital to the extent such liabilities are unsatisfied or Alpha Partners Sponsor’s obligation to make Extension Contributions is not satisfied.

Following the Closing, Alpha Partners Sponsor has no further obligations with respect to the Company and Mercury Capital assumed all obligations relating to the Company, including, (i) to cause the Company to file a proxy statement providing public investors of the Company with the option to accept a revised trust extension arrangement or redeem their Class A ordinary shares and receive their pro rata share of the Company’s trust account, (ii) to cause the Company to satisfy all of its public reporting requirements as well as taking all action to cause the Company to remain listed on Nasdaq, (iii) the payment of all Extension Contributions after January 2024 and working capital of the Company, at the discretion of Mercury Capital, and (iv) all other obligations of Alpha Partners Sponsor related to the Company.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the text of the Purchase Agreement, which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Subscription Agreement

On January 3, 2024, the Company, Mercury Capital and Palmeira Investment Limited (the “Investor”) entered into a subscription agreement (the “Subscription Agreement”), pursuant to which Mercury Capital may raise up to $1,500,000 from the Investor to fund extension payments and working capital for the Company, including $250,000 upon the execution of the Subscription Agreement, $250,000 on February 1, 2024, and as otherwise called by Mercury Capital in its discretion. At the closing of the Company’s initial business combination, Mercury Capital will forfeit 0.85 Class B shares, and the Company will issue an equal number of shares of its common stock to the Investor, for each dollar funded by the Investor pursuant to the Subscription Agreement. If the Company’s initial business combination does not occur, Mercury Capital will not forfeit any shares.

Prior to the consummation of the Company’s initial business combination, the Investor has the right to appoint one representative to the Board of Directors of the Company (the “Board”) and Mercury Capital agreed to vote its shares in favor of such representative. In addition, the Company agreed not to enter into a definitive agreement with respect to a proposed business combination without the prior written consent of Mercury Capital and the Investor.

The foregoing description of the Subscription Agreement is not complete and is qualified in its entirety by reference to the text of the Subscription Agreement, which is filed hereto as Exhibit 10.2 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 of this Current Report on Form 8-K with respect to the Subscription Agreement is incorporated into this Item 3.02 by reference. The Company’s issuance of shares to the Investor at the closing of the Company’s initial business combination will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 5.01 Change in Control of Registrant.

The information disclosed under Item 1.01 of this Current Report on Form 8-K with respect to the Purchase Agreement and under Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 to the extent required herein.

Following the Closing, Alpha Partners Sponsor has ceased to control the Company. The former members of management of the Company no longer hold any executive officer positions and the former directors of the Company have all resigned pursuant to the terms of the Purchase Agreement.

Following the Closing, Mercury Capital beneficially owns approximately 55% of the Company’s outstanding Class B shares, has the power to appoint all members of the Board other than the representative designated by the Investor, and may therefore be deemed to control the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2023, Michael D. Ryan, Steve Brotman, Scott Grimes, John Rice, Marcie Vu and Tracy R. Wolstencroft resigned as members of the Board, and Matt Krna and Sean O’Brien resigned from their respective positions of Chief Executive Officer and Chief Financial Officer of the Company. There was no known disagreement with any of the Company’s outgoing directors or officers on any matter relating to the Company’s operations, policies or practices.

On January 2, 2024, the holders of the Company’s Class B ordinary shares appointed Michael Dinsdale, Alan Black and David Sable to the Board of the Company. The Board has determined that each of Michael Dinsdale, Alan Black and David Sable is an “independent” director under Nasdaq rules and pursuant to Rule 10A-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). On January 3, 2024, the Board appointed Kanishka Roy as President, Chief Executive Officer, Secretary and Treasurer of the Company.

Set forth below is certain information concerning each new director and officer.

Kanishka Roy. Mr. Roy, 48, is a technology and finance veteran, with over 20 years of experience as a technology investment banker, public company executive, and growth investor. From 2014 to 2019, Mr. Roy helped leading Software and Internet companies with mergers and acquisitions (M&A) and capital markets transactions. Mr. Roy also served as the Global Head of Tech M&A Origination for Morgan Stanley, where he was responsible for initiating large, industry-transforming mergers, helping clients take a long-term view of the competitive landscape and implementing winning M&A playbooks to maximize shareholder value. Since January 2021, Mr. Roy has served as President, Co-Chief Executive Officer and a director of Plum Acquisition Corp. I, a special purpose acquisition company traded on Nasdaq. Over his career, Mr. Roy has participated in over $100 billion of M&A transactions. Most recently, from 2019 to 2020, he was Global CFO at SmartNews, a multi-billion-dollar private AI company with over 20 million monthly average users, and led the strategic finance and growth of a rapidly growing company across multiple geographies. Mr. Roy started his career as a software engineer at two software startups, both of which were acquired by larger public companies, and also worked in executive strategy roles at IBM. Mr. Roy holds an undergraduate degree in Electrical & Computer Engineering and an MBA from the Tuck School of Business at Dartmouth.

Michael Dinsdale. Mr. Dinsdale, 51, has embodied the “modern unicorn” CFO for over 20 years, with strategic expertise in building high-growth international companies that consistently exceed growth targets. Mr. Dinsdale has successfully secured over $1 billion in financing and been part of great teams generating more than $100 billion in value. Most recently, since January of 2022, Mr. Dinsdale has served as the Chief Financial Officer, Co-Chief Executive Officer and director of Plum Acquisition Corp. I, a special purpose acquisition company traded on Nasdaq. Prior to his time at Plum, Mr. Dinsdale was the CFO for Gusto from 2017 to 2020 and prior to that was CFO at two generational, market leading software companies: DoorDash, from 2016 to 2017, and DocuSign, where he also served as Chief Growth Officer, from 2010 to 2016. In addition to his role at Plum, Mr. Dinsdale serves as a Venture Partner at Akkadian Ventures, a late-stage venture fund, and as a board member for private software companies. Mr. Dinsdale earned a BS in engineering from the University of Western Ontario and an MBA from McMaster University. Mr. Dinsdale holds the CFA designation and competed with the Canadian National Sailing Team in the 1996 Olympic trials. He also serves on the Board of Directors for WildAid.

Alan Black. Mr. Black, 63, founded Surfspray Capital, LLC in 2017 through which he has advised over a dozen companies including Looker Data Sciences where he served on the Board and was Chair of the Audit Committee (acquired by Google in 2019); Bill.com Holdings (2019 IPO), HashiCorp (2021 IPO), and private software companies including Intercom, Komodo Health, Mattermost, Netlify, Nozomi Networks, and others. He brings more than 35 years of experience as an executive leading public and private software enterprises, including IPO experience as CFO at Zendesk (2014 IPO) and Openwave Systems (1999 IPO). In between those companies, Mr. Black was President and CEO of Intelliden (acquired by IBM in 2010). Mr. Black currently sits on the boards of Nextiva’s, Matillion and Plum Acquisition Corp. I, a special purpose acquisition company traded on Nasdaq. He holds a Bachelors of Commerce and a Graduate Diploma in Public Accountancy degrees from McGill University in Montreal, Canada, and serves on McGill’s Board of Advisors for the Western United States, co-chairing its Bursary Subcommittee. Mr. Black is now retired from active membership in the Institute of Chartered Accountants of Ontario (Canada) and Society of Certified Public Accountants (California), in which professional organizations he was a licensed member for over two decades.

David Sable. Mr. Sable, 70, has served as a director of SILVERspac Inc., a special purpose acquisition company, since September 2021. Mr. Sable is a Founding Partner of DoAble LLC, a marketing consultancy. He currently serves as a member of the board of directors of Ethan Allen Interiors Inc. (NYSE: ETD) since November 2021 and of American Eagle Outfitters Inc. (NYSE: AEO) since October 2016. He served as a Senior Advisor to WPP plc. (NYSE: WPP) from January 2019 until March 2021. Previously he was Chairman of VMLY&R, a member of WPP plc., in 2019. Prior to this role, he had served as the Global Chief Executive Officer of Young and Rubicam LLC, until its subsequent merger with VMLY&R. Mr. Sable also served at Wunderman, Inc., a leading customer relationship manager and digital unit of WPP plc as Vice Chairman and Chief Operating Officer, from August 2000 to February 2011. Mr. Sable was previously a Founding Partner and Executive Vice President and Chief Marketing Officer of Genesis Direct, Inc. from June 1996 to September 2000. Mr. Sable serves on the U.S. Fund for United Nations Children’s Fund (UNICEF’s) National Board, is a past Chair of the Ad Council’s board of directors, is an executive board member of the United Negro College Fund, and sits on the International Board of the Special Olympics. Mr. Sable attended New York University and Hunter College.

There is no family relationship between Messrs. Roy, Dinsdale, Black and Sable. Additionally, Messrs. Roy, Dinsdale, Black and Sable will not be compensated by the Company for their service as officers or directors. In connection with their appointment as officers or directors, Messrs. Roy, Dinsdale, Black and Sable entered into customary indemnification agreements with the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Purchase Agreement, dated December 27, 2023, by and among Alpha Partners Technology Merger Corp., Alpha Partners Technology Merger Sponsor LLC and Mercury Capital, LLC.
10.2	Subscription Agreement, dated January 3, 2024, by and among Palmeira Investment Limited, Alpha Partners Technology Merger Corp. and Mercury Capital, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALPHA PARTNERS TECHNOLOGY MERGER CORP.

Date: January 5, 2024	By:	/s/ Kanishka Roy
	Name:	Kanishka Roy
	Title:	President and Chief Executive Officer

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